UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 23, 2006

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2006, CoTherix, Inc. (the “Company”) and Asahi Kasei Pharma Corporation (“Asahi”) entered into a license agreement (the “License Agreement”), pursuant to which Asahi granted to the Company the exclusive rights in the United States, Canada, Mexico and Europe (the “Territory”) to develop and commercialize oral and inhaled dosage forms of fasudil, a rho kinase inhibitor, for the treatment of pulmonary hypertension (“PH”) and oral dosage forms of fasudil for the treatment of stable angina.

Under the License Agreement, CoTherix has paid to Asahi an upfront fee of US$8.5 million and has agreed to pay certain development and revenue milestones and royalty payments. Pursuant to the License Agreement, the Company also has a one-year option (renewable for a second year), to expand the license into all other potential indications (for both oral and inhaled formulations), excluding stroke and eye diseases, subject to payment of an option exercise fee and additional milestone payments. The Company has paid $250,000 in connection with this option right. The Company is obligated to use commercially reasonable efforts to develop and, if approved, commercialize fasudil in oral form for stable angina and fasudil in both oral and inhaled forms for PH. Asahi agrees to supply the Company with quantities of oral fasudil for the Company’s initial development efforts, through early Phase II clinical trials.

Pursuant to the License Agreement, the Company grants back to Asahi an exclusive, royalty-free license to develop and commercialize fasudil in any form outside of the Territory for the same indications licensed to the Company. Furthermore, the Company has agreed not to develop another direct rho kinase inhibitor for up to three years (or earlier if the Company launches fasudil before three years) or commercialize another direct rho kinase inhibitor for up to six years (or, if earlier, three years after the date the Company first launches fasudil). The non-competition provisions terminate upon a merger or acquisition of the Company by a company that has a direct rho kinase inhibitor in development or that is being commercialized. Asahi may terminate the License Agreement if the Company fails to achieve certain development and commercial milestones by specified deadlines, or if the Company abandons development. In addition, the Company may terminate the License Agreement at will after three years, or earlier under specified conditions if certain milestones are met.

Item 7.01.	Regulation FD Disclosure.

A press release, dated June 28, 2006, announcing the licensing transaction is attached hereto as Exhibit 99.1.

The information under this Item 7.01 of the Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 of the Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of CoTherix, Inc., dated June 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006

CoTherix, Inc.

By:	/s/ Christine E. Gray-Smith
Christine E. Gray-Smith Executive Vice President and Chief Financial Officer